EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-74692 of The Men’s Wearhouse, Inc. on Form S-8 of our report relating to the financial statements and supplemental schedule of The Men’s Wearhouse, Inc. 401(k) Savings Plan dated June 18, 2010, appearing in this Annual Report on Form 11-K of The Men’s Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2009.
/s/ Deloitte & Touche
Houston, Texas
June 18, 2010